EXHIBIT 99

For Further Information:

Investor Contact:	Gary Frazier/Deborah Abraham
(203) 459-7331/(203) 459-6674

Media Contact:	Maria Gordon-Shydlo
(203) 459-7674

FOR IMMEDIATE RELEASE

OXFORD HEALTH PLANS, INC.

ANNOUNCES FOURTH QUARTER AND FULL YEAR 2002 RESULTS

EARNINGS PER SHARE OF $0.84 FOR THE FOURTH QUARTER INCLUDING

$0.13 PER SHARE OF PREVIOUSLY ANNOUNCED CHARGES

TRUMBULL, CONNECTICUT, February 4, 2003 Oxford Health Plans, Inc. (NYSE: OHP) announced today net income of $0.84 per diluted common share for the quarter ended December 31, 2002, compared to $1.00 per share for the prior year quarter. Fourth quarter net income was $73.8 million in 2002 compared to $94.3 million in 2001. Full year net income was $222.0 million, or $2.45 per diluted share for 2002, compared to $322.4 million, or $3.21 per diluted share, in 2001. Fourth quarter run rate earnings were $0.97 per share in 2002 compared to $0.85 per share in 2001. Full year run rate earnings were $3.37 per share in 2002 compared to $2.97 per share in 2001. See Exhibit 1 to this release for a reconciliation of earnings reported under generally accepted accounting principles to run rate earnings for the fourth quarter and full year 2002 compared to the 2001 periods.

Revenue for the quarter was $1.29 billion compared to $1.12 billion in the prior year period. Fully insured commercial membership, excluding MedSpan, increased by over 4 thousand members during the fourth quarter. For the full year 2002, excluding MedSpan, Oxford’s fully insured commercial membership grew 5.4% over December 2001 levels. The medical loss ratio was 80.2% and 79.3% for the fourth quarter and full year 2002, respectively, compared to 77.8% and 78.9%% in the prior year periods. The run rate administrative loss ratio was 10.9% and 11.1% for the fourth quarter and full year 2002, respectively, compared to 11.1% and 11.1% in the prior year periods. These run rate administrative loss ratios do not include the impact of the net charge for estimated securities litigation settlement, charges for legal defense costs related to such litigation or the CSC contract termination and asset valuation charges reflected in Exhibit 1. Oxford’s CEO and President, Charles G. Berg, commented on the results, “Oxford’s strong financial results in the fourth quarter and 2002 were driven by our ongoing commitment to quality, affordability and administrative efficiency. We continue to deliver new products and benefit designs that meet the changing needs of our customers and members, while staying focused on managing health care costs. We are enthusiastic about our prospects for 2003.”

The Company reported $86.9 million in cash flow from operations for the quarter ended December 31, 2002, compared to $181.2 million in the prior year period. The decline for the quarter was primarily due to higher payments for income taxes and accelerated claims payments compared to the fourth quarter of 2001. Additionally, the fourth quarter of 2001 included $37 million in cash receipts related to a new pharmacy management contract. Full year 2002 operating cash flows were $344.5 million, essentially in line with the Company’s expectations. As of December 31, 2002, the Company held approximately $1.4 billion in cash and marketable securities, $124 million of which was available at the parent company. “During 2002, using cash generated from operations, we repurchased 6.8 million shares of common stock for $251.5 million, bringing our total repurchases to 19.8 million shares for $617.4 million since the inception of our share repurchase program in the third quarter of 2001. We believe that operating cash flows will continue to be strong in 2003,” said Kurt B. Thompson, Oxford’s Chief Financial Officer.

As previously announced, the Company will hold a conference call on Tuesday, February 4, 2003, at 9:00 am (Eastern Time) to review the results of the fourth quarter and full year 2002 and discuss the outlook for 2003. The public is invited to listen to this conference call by dialing 1-888-677-8170 (using the password “Oxford”) at least 10 minutes prior to the start of the call. Individuals who dial in will be asked to identify themselves and their affiliations. Investors, analysts and the public are also invited to listen to the conference call over the Internet by visiting our website at www.oxfordhealth.com. To listen to this call live on the Internet, visit the investor page of Oxford’s Web site at least 20 minutes early (to download and install any necessary audio software).

Founded in 1984, Oxford Health Plans, Inc. provides health plans to employers and individuals primarily in New York, New Jersey and Connecticut, through its direct sales force, independent insurance agents and brokers. Oxford’s services include traditional health maintenance organizations, point-of-service plans, Medicare plans and third party administration of employer-funded benefits plans.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release, including statements concerning the Company’s future prospects, future operating cash flows, future healthcare quality and premium affordability, future administrative efficiency, and other statements contained herein regarding matters that are not historical facts, are forward-looking statements as defined in the Securities Exchange Act of 1934; and because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to:

•	Changes in Federal or State regulation relating to health care and health benefit plans, including proposed patient protection legislation and mandated benefits.
•	The state of the economy.
•	Rising medical costs or higher utilization of medical services, including higher out-of-network utilization under point-of-service plans and new drugs and technologies.
•	Competitive pressure on the pricing of the Company’s products, including acceptance of premium rate increases by the Company’s commercial groups.
•	Higher than expected administrative costs in operating the Company’s business and the cost and impact on service of changing technologies.
•	The ability of the Company to maintain risk transfer, risk sharing, incentive and other provider arrangements and the resolution of existing and future disputes over the reconciliations and performance under such arrangements.
•	Any changes in the Company’s estimates of its medical costs and expected cost trends.
•	The impact of future developments in various litigation (including pending class and derivative actions filed against the Company and certain of its officers and directors, and other proceedings commenced against the Company and several employees by certain healthcare providers), class actions in Connecticut, New Jersey and New York and related litigation by the Connecticut Attorney General, regulatory proceedings and other governmental action (including the periodic examination, investigation and review of the Company by various Federal and State authorities).
•	The Company’s ability to renew existing members and attract new members.
•	The Company’s ability to develop processes and systems to support its operations and any future growth and administer new health care benefit designs.
•	Any future acts or threats of terrorism or war.
•	Those factors included in the discussion under the caption “Cautionary Statement Regarding Forward-Looking Statements” in Part I, Item 1, of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and Part I, Item 2, of the Company’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2002, June 30, 2002 and September 30, 2002.

OXFORD HEALTH PLANS, INC. AND SUBSIDIARIES

Consolidated Income Statements

For the Three and Twelve Months Ended December 31, 2002 and 2001

(In thousands, except per share, per member per month and membership highlights data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2002	2001	2002	2001
Revenues:
Premiums earned	$1,262,555	$1,094,860	$4,850,964	$4,312,391
Third-party administration, net	4,568	3,910	17,744	13,791
Investment and other income, net	31,495	22,094	94,686	95,046

Total revenues	1,298,618	1,120,864	4,963,394	4,421,228

Expenses:
Health care services	1,013,101	852,153	3,848,803	3,401,331
Marketing, general and administrative	157,767	122,046	575,433	489,143
Litigation charge for estimated settlement, net	—	—	151,300	—
Interest and other financing charges	2,388	3,484	11,041	19,003

Total expenses	1,173,256	977,683	4,586,577	3,909,477

Earnings before income taxes	125,362	143,181	376,817	511,751
Income tax expense	51,521	48,848	154,852	189,330

Net earnings	$73,841	$94,333	$221,965	$322,421

Earnings per common share—basic	$0.86	$1.04	$2.55	$3.35

Earnings per common share—diluted	$0.84	$1.00	$2.45	$3.21

Weighted-average common shares—basic	85,393	90,508	87,145	96,269
Dilutive effect of stock options	2,359	3,715	3,599	4,274

Weighted-average common shares—diluted	87,752	94,223	90,744	100,543

Selected Information
Medical loss ratio	80.2%	77.8%	79.3%	78.9%
Administrative loss ratio, excluding litigation settlement charge	12.5%	11.1%	11.8%	11.3%
Earnings before income taxes, financing charges, depreciation and amortization ("EBITDA")	$133,656	$152,568	$409,680	$550,531
PMPM premium revenue	$271.16	$252.03	$265.10	$247.80
PMPM medical expense	$217.59	$196.16	$210.33	$195.45
Fully insured member months	4,656.1	4,344.2	18,298.8	17,402.4

	As of December 31,
Membership Highlights	2002	2001
POS, PPO and Other Plans	1,252,900	1,154,100
HMO	226,600	218,200

Total Fully Insured Commercial	1,479,500	1,372,300
Medicare	70,100	77,800
Third-party Administration	51,900	60,000

Total Membership	1,601,500	1,510,100

OXFORD HEALTH PLANS, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

As of December 31, 2002 and December 31, 2001

(In thousands, except share data)

Assets

	Dec. 31,	Dec. 31,
	2002	2001
Current assets:
Cash and cash equivalents	$321,627	$345,530
Investments—available-for-sale, at market value	1,102,664	961,652
Premiums receivable, net	29,803	37,127
Other receivables	43,919	24,678
Prepaid expenses and other current assets	10,214	3,450
Deferred income taxes	111,652	83,416

Total current assets	1,619,879	1,455,853

Property and equipment, net	34,445	35,084
Deferred income taxes	9,173	8,348
Restricted cash and investments	56,421	58,813
Goodwill and other intangible assets, net	24,691	3,302
Other noncurrent assets	8,907	15,325

Total assets	$1,753,516	$1,576,725

Liabilities and Shareholders' Equity

Current liabilities:
Medical costs payable	$618,618	$595,064
Current portion of long term debt	30,625	26,250
Trade accounts payable and accrued expenses	135,124	116,601
Reserve for litigation settlement	161,300	—
Unearned revenue	201,045	201,225
Income taxes payable	2,418	47,789
Current portion of capital lease obligations	5,470	—

Total current liabilities	1,154,600	986,929

Obligation under capital lease	5,749	—
Long-term debt	96,250	126,876

Shareholders' equity:
Preferred stock, $.01 par value, authorized 2,000,000 shares	—	—
Common stock, $.01 par value, authorized 400,000,000 shares; issued and outstanding 105,075,889 shares in 2002 and 100,353,007 shares in 2001	1,051	1,004
Additional paid-in capital	709,258	605,661
Retained earnings	437,130	215,165
Accumulated other comprehensive income	25,038	7,587
Treasury stock, at cost	(675,560)	(366,497)

Total shareholders' equity	496,917	462,920

Total liabilities and shareholders' equity	$1,753,516	$1,576,725

OXFORD HEALTH PLANS, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

For the Three and Twelve Months Ended December 31, 2002 and 2001

(In thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2002	2001	2002	2001
Cash flows from operating activities:
Net income	$73,841	$94,333	$221,965	$322,421
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	6,184	6,210	22,928	21,417
Noncash income	(4,708)	—	(17,519)	—
Litigation and other noncash charges	—	—	177,832	—
Deferred income taxes	15,428	(16,926)	(36,432)	66,127
Realized gain on sale of investments	(12,802)	(3,785)	(26,883)	(20,787)
Changes in assets and liabilities (net of balances acquired):
Premiums receivable	14,798	38,325	11,039	19,567
Other receivables	(4,368)	(2,306)	(9,241)	56,316
Prepaid expenses and other current assets	2,384	1,852	(4,416)	1,684
Medical costs payable	(28,801)	(7,960)	323	(17,866)
Trade accounts payable and accrued expenses	18,464	(3,166)	232	2,295
Unearned revenue	60,939	74,670	14,836	112,926
Income taxes payable	(54,512)	(535)	(7,090)	47,789
Other, net	10	443	(3,105)	1,920

Net cash provided by operating activities	86,857	181,155	344,469	613,809

Cash flows from investing activities:
Capital expenditures	(3,570)	(8,039)	(18,981)	(21,386)
Purchases of investments	(283,182)	(156,313)	(1,460,763)	(1,193,074)
Sales and maturities of investments	385,731	160,991	1,386,443	1,130,811
Acquisitions, net of cash acquired	—	—	(1,288)	(19,483)
Other, net	(75)	359	(75)	798

Net cash provided (used) by investing activities	98,904	(3,002)	(94,664)	(102,334)

Cash flows from financing activities:
Proceeds from exercise of stock options	2,193	3,255	31,545	29,494
Redemption of notes payable	(6,563)	(5,468)	(27,136)	(21,874)
Payments under capital leases	(1,325)	(137)	(2,552)	(5,700)
Payment of withholding tax on option exercises	—	—	(24,056)	—
Purchase of treasury shares	(132,126)	(132,916)	(251,509)	(366,497)

Net cash used by financing activities	(137,821)	(135,266)	(273,708)	(364,577)

Net increase (decrease) in cash and cash equivalents	47,940	42,887	(23,903)	146,898
Cash and cash equivalents at beginning of period	273,687	302,643	345,530	198,632

Cash and cash equivalents at end of period	$321,627	$345,530	$321,627	$345,530

Exhibit 1

OXFORD HEALTH PLANS, INC. AND SUBSIDIARIES

Supplemental Schedule Reconciling GAAP Earnings to Run Rate Earnings

For the Three Months and Twelve Months Ended December 31, 2002 and 2001

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Diluted Earnings Per Share	2002	2001	2002	2001

Diluted earnings per common share—GAAP	$0.84	$1.00	$2.45	$3.21

Diluted earnings per share effect of run rate adjustments
Litigation charge for estimated settlements, net	—	—	0.98	—
Reserves for legal defense costs	0.13	—	0.13	0.06
MedUnite investment impairment charge	—	—	0.07	—
CSC contract termination and asset valuation charges	—	—	0.10	—
Changes in estimates of prior period medical cost reserves	—	—	(0.22)	(0.05)
Changes in estimates of NY stabilization pool reserves/receivables	—	(0.04)	(0.14)	(0.04)
Changes in estimates of income tax valuation reserves	—	(0.11)	—	(0.21)

Diluted earnings per common share—Run Rate	$0.97	$0.85	$3.37	$2.97

Diluted common shares	87,752	94,223	90,744	100,543

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Net Earnings	2002	2001	2002	2001

Net earnings—GAAP	$73,841	$94,333	$221,965	$322,421

After-tax effect of run rate adjustments
Litigation charge for estimated settlements, net	—	—	89,116	—
Reserves for legal defense costs	11,780	—	11,780	5,890
MedUnite investment impairment charge	—	—	6,479	—
CSC contract termination and asset valuation charges	—	—	9,130	—
Changes in estimates of prior period medical cost reserves	(217)	—	(19,605)	(4,948)
Changes in estimates of NY stabilization pool reserves/receivables	—	(3,887)	(12,958)	(3,887)
Changes in estimates of income tax valuation reserves	—	(10,000)	—	(21,000)

Net earnings—Run Rate	$85,404	$80,446	$305,907	$298,476

Note:  This supplemental table has been represented to provide additional financial information to readers of our consolidated financial statements in an effort to help explain the differences between our consolidated financial statements reported on a basis consistent with generally accepted accounting principles (“GAAP”) and the run rate financial performance for the respective historical periods. The adjustments detailed in this schedule represent the current period impact of changes in the Company’s estimates of prior period medical cost reserves, litigation charges and other items that management believes may help readers of our financial statements interpret our financial performance.

Exhibit 2

OXFORD HEALTH PLANS, INC. AND SUBSIDIARIES

Changes in Medical Costs Payable

For the Years Ended December 31, 2002 and 2001

(In millions)

Year Ended December 31, 2002:		Amounts Relating to Claims Incurred During
	Total	2002	2001 and Prior
Balance as of December 31, 2001	$595.1	$—	$595.1
Medical payables acquired	25.7	—	25.7
Components of health care services expense:
Estimated costs incurred	3,904.1	3,904.1	—
Estimate changes (1)	(55.3)	—	(55.3)

Health care services expense	3,848.8	3,904.1	(55.3)
Payments for health care services	(3,851.0)	(3,347.1)	(503.9)

Balance as of December 31, 2002	$618.6	$557.0	$61.6

Year Ended December 31, 2001:		Amounts Relating to Claims Incurred During
	Total	2001	2000 and Prior
Balance as of December 31, 2000	$612.9	$—	$612.9
Components of health care services expense:
Estimated costs incurred	3,416.3	3,416.3	—
Estimate changes	(15.0)	—	(15.0)

Health care services expense	3,401.3	3,416.3	(15.0)
Payments for health care services	(3,419.1)	(2,911.3)	(507.8)

Balance as of December 31, 2001	$595.1	$505.0	$90.1

Notes:

(1)	Includes approximately $22 million of estimate changes in New York market stabilization pool reserves and stop-loss pool recoveries for New York mandated products.

Exhibit 3

OXFORD HEALTH PLANS, INC. AND SUBSIDIARIES

COMPONENTS OF MEDICAL COSTS PAYABLE

As of December 31, 2002 and 2001

(In millions)

		Amounts Relating to Claims Incurred During
As of December 31, 2002	Total	2002	2001 and Prior
IBNR and medical claims reserves	$555.7	$521.8	$33.9
Pharmacy PBM payable	26.7	26.7	—
Stabilization and stop-loss pools, BDCC and GME reserves, net	13.9	8.5	5.4
Other reserves	22.3	—	22.3

	$618.6	$557.0	$61.6

		Amounts Relating to Claims Incurred During
As of December 31, 2001	Total	2001	2000 and Prior
IBNR and medical claims reserves	$517.9	$472.5	$45.4
Pharmacy PBM payable	19.9	19.9	—
Stabilization and stop-loss pools, BDCC and GME reserves, net	26.4	3.4	23.0
Other reserves	30.9	9.2	21.7

	$595.1	$505.0	$90.1

Descriptions of Major Types of Reserves and Accruals in Medical Costs Payable

IBNR and medical claims reserves

Represents estimates of liabilities for incurred but unreported medical claims including in-house inventories, adjudicated but not yet paid claims, net liabilities under risk sharing arrangements and reserves for previously denied claims.

Pharmacy PBM payable

Represents the bi-weekly amounts due to the Company's pharmacy benefit manager based on submissions of pharmacy claims.

Stabilization and stop-loss pools, BDCC and GME reserves, net

Represents estimated net liabilities related to various state programs including New York market stabilization and stop-loss pools, bad debt and charity care and graduate medical education surcharges.

Other reserves

Represents estimated liabilities for certain former medical contracts that are in various stages of resolution.